                                                                    EXHIBIT 10.9

                                 FIRST AMENDMENT
                                       TO
                           ALLERGAN, INC. PENSION PLAN
                                 (RESTATED 2005)

The Allergan, Inc. Pension Plan (the "Plan") is hereby amended by adding the following new Section 6.6 to Article VI to document that retroactive annuity starting dates are permitted under the Plan.

          6.6 Retroactive Annuity Starting Dates. Notwithstanding anything in the Plan to the contrary, in the case of pensions paid to a Participant and spousal benefits (as described in Section 7.2) paid to a Participant's surviving spouse, a Participant or a surviving spouse may elect a Retroactive Annuity Starting Date under this Section; provided, that the requirements of this Section are met.

               (a) A Retroactive Annuity Starting Date shall be permitted under this Section only if the following requirements are met:

                    (i) The Retroactive Annuity Starting Date may not be earlier than the date on which benefit payments otherwise could have commenced under the terms of the Plan in effect as of the Retroactive Annuity Starting Date.

                    (ii) Any future periodic payments shall be the same as the future periodic payments (if any) that would have been paid had payment actually begun on the Retroactive Annuity Starting Date.

                    (iii) A make-up payment shall be made in an amount equal to any missed payment or payments for the period from the Retroactive Annuity Starting Date to the date of the actual make-up payment (with an appropriate interest adjustment for that period).

                    (iv) In determining whether any Retroactive Annuity Starting
               Date pension (including the required interest adjustment for the make-up payment described above) satisfies Code Section 415, the date that distribution commences shall be treated as the Annuity Starting Date for all purposes, including the determination of the applicable interest rate and the applicable mortality table; provided, that this requirement shall not apply to any form of payment if:

                         (A) The form of payment would not have been subject to
                    the present value requirements under Regulation Section 1.417(e)-1(d)(6) had payment commenced on the Retroactive Annuity Starting Date; and

                         (B) The date payment commences in that form begins no
                    more than twelve (12) months after the Retroactive Annuity Starting Date.

               (b) The election of a Retroactive Annuity Starting Date shall be made in writing in a manner prescribed by the Committee on a form that clearly states that the Participant is electing a Retroactive Annuity Starting Date. No such election shall be effective with respect to a married Participant unless his or her spouse consents to such election as provided in Section 6.3(a); provided that, this requirement shall not apply if the amount of the spouse's survivor annuity payments under the Retroactive Annuity Starting Date election is no less than the survivor benefit amount the spouse would have been entitled to receive under the Qualified Joint and Survivor Annuity with an Annuity Starting Date after the date that the required written explanation was provided to the Participant.

               (c) For any form of benefit that would have been subject to Code
          Section 417(e)(3) had distribution commenced as of the Retroactive Annuity Starting Date, the amount of the distribution must be no less than what the amount would have been as of the date the distribution actually begins, using the (i) applicable interest rate and the applicable mortality table in effect under the Plan on that date and
          (ii) same annuity form in determining present value.

               (d) If a Participant or a surviving spouse elects a Retroactive Annuity Starting Date, the date that benefit payments actually begin shall be treated as the Annuity Starting Date for purposes of satisfying the notice and other requirements for commencing benefit payments to the Participant or surviving spouse under this Article VI and Article VII.

               (e) For purposes of this Section, a Retroactive Annuity Starting Date means an annuity starting date affirmatively elected by a Participant or surviving spouse that (i) is on or before the date that the written explanation required under Section 6.3 is provided and
          (ii) otherwise meets the requirements of this Section and Treasury Regulations under Code Section 417.

     IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Pension Plan on this 23rd day of December, 2005.

ALLERGAN, INC.


BY: /s/ Roy J. Wilson
    ------------------------------------
    Roy J. Wilson
    Executive Vice President


                                       2